SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

IMPAC MORTGAGE HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, CA                                             92660
                  Address of principal executive offices)                                                                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.01 par value	American Stock Exchange

Securities Act registration statement file number to which this form relates:

(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

The Common Stock, $.01 par value per share, of Impac Mortgage Holdings, Inc. (the “Company”) currently is registered under Section 12(b) of the Securities Exchange Act of 1934. This amended Form 8-A/A is being filed for the purpose of updating the description of the Company’s Common Stock, including the increase of authorized Common Stock to 200,000,000 shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated by reference to the section entitled “Description of Capital Stock” of the Registrant’s Registration Statement on Form S-3, Registration No. 333-74432 filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2001 as amended by Amendment No. 1 filed with the SEC on January 16, 2002, as amended by Amendment No. 2 as filed with the SEC on February 1, 2002 and as amended by Amendment No. 3 as filed with the SEC on February 3, 2002 are hereby incorporated by this reference.

The authorized stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

ITEM 2.    EXHIBITS.

1.
Charter of the Registrant (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

2.	Certificate of correction of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s 10-K for the year ended December 31, 1998).

3.	Articles of Amendment of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s 10-K for the year ended December 31, 1998).

4.	Articles of Amendment for change of name to charter of the Registrant (incorporated by reference to exhibit number 3.1(a) of the Registrant’s Current Report on Form 8-K, filed February 11, 1998).

5.
Articles Supplementary and Certificate of Correction for Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(d) of the Registrant’s 10-K for the year ended December 31, 1998).

6.
Articles Supplementary for Series B 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s Current Report on Form 8-K, December 23, 1998).

7.
Articles Supplementary for Series C 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

8.
Certificate of Correction for Series C Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

9.	Articles Supplementary reclassifying Series C Preferred Stock of the Registrant.

10.	Articles of Amendment increasing authorized shares of Common Stock of the Registrant.

11.
Bylaws of the Registrant, as amended and restated (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 1998).

12.
Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement of Form S-11 as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

13.
Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

14.
Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Dated: July 29, 2002	By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Executive Vice President and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

9.	Articles Supplementary reclassifying Series C Preferred Stock of the Registrant.

10.	Articles of Amendment increasing authorized shares of Common Stock of the Registrant.